UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GeoPetro Resources Company
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One Maritime Plaza
Suite 700    •    San Francisco CA    •    94111
(415) 398-8186    •    Fax: (415) 398-9227

April 30, 2007

Dear Shareholder:

It is a pleasure to invite you to the Company’s 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 14, 2007 at 10:30 a.m. Pacific Daylight Time, at Le Meridien San Francisco, Mercantile Room, 333 Battery Street, San Francisco, California, 94111. I hope you will be able to attend.

At this year’s Annual Meeting, shareholders will be asked to elect seven directors and to ratify the appointment of Hein & Associates LLP to serve as GeoPetro’s independent public accounting firm for the year ending December 31, 2007. In addition, shareholders will transact any other business that may properly come before the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our annual report on Form 10-K as well as selected unaudited supplementary quarterly financial data.

The Past Year in Retrospect

This past year was marked by significant progress for our company in many respects:

On March 30, 2006, we completed an initial public offering in Canada, which consisted of 3,730,021 shares of common stock at an issue price of $3.50 per share and 519,500 shares of common stock issued on a “flow-through” basis under the Income Tax Act (Canada) at an issue price of $3.85 per share for aggregate gross proceeds of $15,055,149. GeoPetro shares commenced trading on the Toronto Stock Exchange under the symbol “GEP.S”.

We used the net proceeds of the initial public offering primarily to fund development drilling of two natural gas wells associated with the Madisonville Project during 2006, the Mitchell #1 and Wilson #1 wells. We expect to commence production from our Mitchell #1 well in the second quarter of 2007. In addition, later in 2007 we plan to fracture stimulate the Wilson #1 well whereupon we expect to place the well on production.

To avoid the costs of continued litigation, our wholly owned subsidiary, Redwood LP, entered into a binding settlement agreement on June 1, 2006 to resolve all of our outstanding litigation relating to the Madisonville Project. The terms of the settlement allowed us to consolidate our working interest position in both the Rodessa formation and deeper formation rights in the Madisonville Field in East Texas.

On September 29, 2006, we sold 70% of our interest in our Indonesian Bengara Block to CNPCHK (Indonesia) Limited (“CNPC”). We retained a 12% stake in the Bengara Block. In connection with their purchase, CNPC paid an Earning Obligation, in cash, in the amount of US $18,700,000, which funds will be used exclusively to pay for exploration on the Bengara Block. CNPC also agreed to provide development loans to fund appraisal and development costs of oil or gas discoveries made within the Bengara Block of up to US $41,300,000 over and above the Earning Obligation funds. CNPC will also pay directly to

GeoPetro a cash bonus in the amount of US $2,000,000 contingent upon the first commercial oil or gas discovery within the Bengara Block.

On June 10, 2006, we filed an S-1 registration statement with the Securities and Exchange Commission (the “SEC”), which was declared effective in early 2007. Our common stock commenced trading under the symbol GPR on the American Stock Exchange on February 15, 2007.

Looking Forward

Looking forward, we believe we are well positioned for future growth:

As previously announced, in 2005 we secured a commitment from Madisonville Gas Processing, LP (“MGP”) to install and make operational additional treating facilities capable of treating 50 MMcf/d (million cubic feet per day) of natural gas, which combined with the capacity of the current in-service treating facilities will represent a total designed treating capacity of 68 MMcf/d of natural gas for the gas treatment plant servicing our Madisonville Project wells. Representatives of MGP have indicated that they expect the full expansion of the treatment plant to 68 MMcf/d of natural gas capacity can be in place and operational by the second quarter of 2007. We believe completion of the plant expansion will result in higher net gas production, increased revenue and improved operating results during 2007.

In Indonesia, a rig has been transported to the location of the Seberaba #1, the first of four planned exploration wells in the Bengara Block. Drilling operations on this well commenced on April 25, 2007. Drilling and testing of the 13,200 feet deep Seberaba-No.1 is expected to take approximately 90 days at a budgeted cost of $6.2 million. The Seberaba #1 will test a large faulted structure ideally located to receive a hydrocarbon charge and trap hydrocarbons. It will test the oil production potential of four separate stratigraphic zones at depths between 4,900 to 13,100 feet. A second rig is being sought to accelerate the planned exploration program and ensure our objective of completing the drilling and testing of four new exploration wells this year. The second rig will be a smaller, lighter and more compact unit than the first rig deployed. It will not be capable of drilling as deep as the first rig but will be sufficient to drill two of the four planned 2007 exploration wells and allow us to drill two wells at the same time. Having been personally involved with Natomas Company for sixteen years, a company that enjoyed substantial success in the oil and gas business in Indonesia, I’m glad that the drilling operations have commenced and look forward to evaluating the commercial potential of the Bengara-II Block.

Elsewhere, in our Canadian and Alaskan (Cook Inlet) projects, operations are currently in the planning stages and we expect to announce further progress in these areas in the coming months.

These forward looking statements are based on our current expectations, but our future performance involves risks and uncertainties that could cause actual results to differ materially, which risks are detailed in our filings with U.S. Securities and Exchange Commission, including under the caption “Risk Factors” contained in our Annual Report on Form 10-K, which is included herewith and also available at www.sec.gov.

Conclusion

On behalf of the Board of Directors and the employees of GeoPetro Resources Company, I would like to express my appreciation for your continued interest in the affairs of the Company. Thank you for your confidence and support. I look forward to greeting as many of you as possible at the Annual Meeting.

Sincerely,

Stuart J. Doshi
Chairman of the Board, President and Chief Executive Officer

GEOPETRO RESOURCES COMPANY
One Maritime Plaza, Suite 700
San Francisco, California 94111
(415) 398-8186

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 14, 2007

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of GeoPetro Resources Company will be held on June 14, 2007 at 10:30 a.m. Pacific Daylight Time, at Le Meridien San Francisco, Mercantile Room, 333 Battery Street, San Francisco, California, 94111 for the following purposes:

1.                To elect seven directors to serve on the Board of Directors until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2.                To ratify the appointment of Hein & Associates, LLP as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2007; and

3.                To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We cordially invite all shareholders to attend the 2007 Annual Meeting. Only shareholders of record as shown on the books of the Company at the close of business on April 27, 2007 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments of postponements thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted at any such adjournments or postponements. Your vote is very important. Regardless of the number of shares you own, please read the attached proxy statement carefully and then complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope.

Please note that registration will begin at 9:30 a.m., and seating will begin immediately thereafter. For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of GeoPetro stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors

Stuart J. Doshi, Chairman, President and Chief Executive Officer
San Francisco, CA
April 30, 2007

GEOPETRO RESOURCES COMPANY
One Maritime Plaza, Suite 700
San Francisco, California 94111
(415) 398-8186

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held June 14, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information related to the 2007 Annual Meeting of Shareholders of GeoPetro Resources Company (the “Company,” “GeoPetro,” “we,” or “us”) to be held on June 14, 2007 at 10:30 a.m. Pacific Daylight Time, at Le Meridien San Francisco, Mercantile Room, 333 Battery Street, San Francisco, California 94111, or at any adjournment or postponement thereof. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to shareholders on or about May 4, 2007.

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, including the election of seven directors, each for a term of one year, and the ratification of Hein & Associates, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

Only shareholders of record at the close of business on April 27, 2007, the record date for the Annual meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you are a shareholder of record on April 27, 2007, you will be entitled to vote all of the shares that you hold on that date at the Annual Meeting, or any postponements or adjournments thereof. If you attend the Annual Meeting, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

The presence, in person or by proxy, of persons entitled to vote a majority of the outstanding common stock will constitute a quorum, permitting business to be conducted at the Annual Meeting. Abstentions and broker non-votes are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on a meeting, but do not vote on certain other matters because, under the rules of the American Stock Exchange, they are not allowed to vote on those or other matters without instructions from the beneficial owners of the shares. If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares and typically you will be asked to provide the registered holder with instructions as to how you want your shares to be voted. If you are a shareholder who holds your shares through a broker or other nominee, you may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds your shares.

If you are a registered shareholder (that is, you hold your stock in certificate form or otherwise directly and not through a broker or other nominee) and attend the Annual Meeting, you may deliver your completed proxy card in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered shareholders to vote in person at the Annual Meeting. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct.

A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

The Board of Directors of the Company recommends a vote:

•       FOR election of the seven director nominees, each for a term of one year (see Proposal 1); and

•       FOR the ratification of the appointment of Hein & Associates, LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007.

If you return your signed proxy or voting instructions by mail and do not indicate how you wish to vote, the proxy holders will vote FOR election of all the nominees for director (Proposal 1) and FOR the ratification of the appointment of Hein & Associates, LLP, as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007 (Proposal 2). With respect to other business that may properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in accordance with their judgment.

If you are a registered shareholder and you do not provide voting instructions to a designated proxy or cast a ballot at the Annual Meeting, your shares will not be voted. If you hold your shares in street name and you do not provide voting instructions to your bank, broker or other nominee on how to vote your shares, the bank, broker or other nominee may be authorized to vote your shares as it chooses on the matters to be considered at the meeting. If your bank, broker or other nominee lacks discretionary authority to vote on an item, your shares will not be voted on that item and will be treated as a “broker non-vote” on that item. Under American Stock Exchange Rules, the proposals to elect directors and to ratify the appointment of independent auditors are considered “discretionary” items for which brokers may vote, so we do not expect broker non-votes on these proposals.

As of the record date, April 27, 2007, GeoPetro had 29,359,718 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each Proposal presented at the Annual Meeting, except with respect to the election of directors, in which each share is entitled to a number of votes equal to the number of directors to be elected, as discussed below.

For Proposal No.1, the election of directors, provided that the shares represented and voting at the meeting constitute a quorum, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. A shareholder may cumulate his, her or its votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder chooses. The seven candidates receiving the highest number of affirmative votes will be elected. Withheld votes will have no effect on the outcome of the vote, nor will broker non-votes.

Discretionary authority to cumulate votes is being solicited hereby. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card.

For Proposal No. 2, the ratification of Hein & Associates, LLP, the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, in person or by proxy, provided that such shares constitute a quorum, is required for approval. Abstentions will be counted as represented and voting and will therefore have the effect of votes against the proposal. Broker non-votes will have no effect.

The proxies being solicited hereby are being solicited by the Board of Directors of the Company.   The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, our officers, directors and employees may engage in further solicitations by telephone or oral communication with shareholders. These persons will not receive compensation for that solicitation other than their regular compensation as officers, directors and employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed materials.

AVAILABLE INFORMATION

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which include our consolidated financial statements and our auditor’s report thereon, are being sent to shareholders with this proxy statement. The annual report is not part of the proxy soliciting material. Shareholders may also obtain a copy of our annual report, free of charge, by accessing the SEC’s website at www.sec.gov or by sending a written request to: President, GeoPetro Resources Company, One Maritime Plaza, Suite 700, San Francisco, CA 94111.

PROPOSAL 1: ELECTION OF DIRECTORS

Shareholders are being asked to elect seven directors to serve on the Board of Directors of GeoPetro. If elected as director, each individual will hold office until the next annual meeting of shareholders or until his/her successor is elected and qualified, except in the case of his/her death, resignation, ineligibility or removal. Based upon the recommendation of our independent directors, the seven nominees for director are Stuart Doshi, David Creel, Chris Steinhauser, David Anderson, Thomas Cunningham, Kevin Delehanty and Nick DeMare.

Nomination of Directors

All of the nominees for director are current directors of the Company. All of the nominees have agreed to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the Board will reduce the size of the Board, or the proxyholders named on the enclosed proxy card will vote for substitute nominees as recommended by the Board, or, if no recommendation is given, in accordance with their judgment.

About the Directors

Information is provided on the following pages about the nominees for director, including their principal occupations for the past five years, certain other directorships, age and length of service as a director for GeoPetro. Membership on Board committees, attendance at Board and committee meetings and ownership of GeoPetro stock are provided in separate sections following the biographical information on the nominees.

Name	Age	Position with GeoPetro(1)
Stuart J. Doshi	61	Director, Chairman, President and Chief Executive Officer
David V. Creel	67	Director and Vice President of Exploration
J. Chris Steinhauser	47	Director, Chief Financial Officer, and Corporate Secretary
Kevin M. Delehanty	49	Director
Thomas D. Cunningham(2)(3)	57	Director
David G. Anderson(2)(3)	54	Director
Nick DeMare(2)(3)	52	Director

Notes:

(1)          Each director is elected or appointed to hold office until the next annual meeting of shareholders or until their successor is duly elected or appointed, unless their office is earlier vacated. Our bylaws currently authorize a minimum of four and a maximum of seven directors to serve on the Board of Directors and, by resolution of the Board of Directors, the current number of directors has been set at seven.

(2)          Member of the Audit Committee.

(3)          Independent, in accordance with the rules of the American Stock Exchange.

Stuart J. Doshi.   Mr. Doshi has been actively engaged in the oil and gas business since 1970. Mr. Doshi began his oil and gas career with Natomas Company in 1970. He held various positions of increasing responsibility in planning, corporate development and financial management with Natomas. After leaving Natomas in 1985, Mr. Doshi served as a Senior Vice President of Energy Sources Group until 1988. Mr. Doshi then served as Vice President of Pan Pacific Petroleum, Inc. from 1988 to 1991. Immediately prior to forming GeoPetro, Mr. Doshi was the Managing Director of Sierra Overseas

Corporation. Mr. Doshi founded GeoPetro in 1994 and has served as a director and our President and Chief Executive Officer since our inception and as Chairman of the Board since March 1998. Mr. Doshi is a graduate of the University of San Francisco with a Bachelor’s Degree in Finance and the University of California, Santa Barbara with a Master’s Degree in Economics.

David V. Creel.   Mr. Creel has 41 years oil and gas experience as a petroleum exploration geologist. Mr. Creel held various geological and supervisory positions in Libya during his eleven-year career with AMOSEAS (the operator for CALTEX Petroleum). Mr. Creel was also the Exploration Manager of the Rocky Mountain Region and Canada for Ladd Petroleum Company; Exploration Manager of the Rocky Mountain Region for Kilroy Company of Texas; and President of Aztec Resources Corporation. Since 1995, Mr. Creel worked as an independent geologic consultant and in June 1998 he joined GeoPetro in his current role as Vice President of Exploration. Mr. Creel has served as a director of GeoPetro since October 2001. Mr. Creel is a graduate of the University of Notre Dame with a Bachelor’s degree in Geology and the University of Tulsa with a Master’s degree in Geology.

J. Chris Steinhauser.   Mr. Steinhauser is an accountant with 23 years of experience in the energy and financial services industries. Mr. Steinhauser began his career with Peat, Marwick, Mitchell & Co. from 1981 through 1984. From September 1987 through January 1998, Mr. Steinhauser was employed by Sharon Energy Ltd. and Sharon Resources, Inc., its operating subsidiary, ultimately serving as Executive Vice President and Chief Financial Officer of the parent and President, Chief Operating Officer and Director of the subsidiary. From January 1998 until June 2000 Mr. Steinhauser was employed by Beta Oil & Gas, Inc. as a director and Chief Financial Officer where his primary activities included Beta’s initial public offering and listing on the NASDAQ National Market System, business development and corporate acquisitions. Mr. Steinhauser joined GeoPetro in June 2000 as its Chief Financial Officer and Vice President of Finance. Mr. Steinhauser has served as a director of GeoPetro since October 2001. Mr. Steinhauser is a graduate of the University of Southern California with a Bachelor’s degree in Business and conducted graduate studies at the University of Denver Graduate Tax Program and was a certified public accountant.

Kevin M. Delehanty.   Mr. Delehanty has 22 years of experience in the commercial real estate business. Mr. Delehanty is currently a Senior Vice President with Colliers International Inc., an international real estate services firm. Prior to joining Colliers in March of 1996, Mr. Delehanty founded and operated Delehanty Commercial Brokerage (a sole proprietorship), a company which specialized in real estate leasing and investment transactions. Mr. Delehanty began his real estate career as a land specialist with Hayden & Smith Co. of Dallas, Texas. Mr. Delehanty has served as a director of GeoPetro since August 1997. Mr. Delehanty is a graduate of Southern Methodist University with a Bachelor’s degree in Business Administration and a Bachelor’s degree in Fine Arts.

Thomas D. Cunningham.   Mr. Cunningham has 31 years of experience in general management, with expertise in mergers and acquisitions, foreign exchange, sales, financial analysis and personnel management. Since January 2003, he has served as Senior Vice President of OfficePower L.L.C., a privately owned company in the distributed generation business. Prior to joining OfficePower L.L.C., Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Microban International, Ltd., a seller and licensor of branded additives from 2000 to 2003. From 1997 to 2000, Mr. Cunningham was a member of the Board and Executive Vice President of EMCOR Group, Inc. Prior to EMCOR, Mr. Cunningham was with Swiss Army Brands Inc. from 1994 to 1997, where he served on the Board of Directors and as Executive Vice President and Chief Financial Officer. Prior to that position, Mr. Cunningham spent 21 years with J.P. Morgan & Co., in various positions of increasing responsibility and last served as Managing Director in the Corporate Banking Group. Mr. Cunningham has served as a director of GeoPetro since April 2000. Mr. Cunningham is a graduate of Harvard College with a Bachelor’s degree in Economics and Columbia University with a Master’s degree in Business Administration.

David G. Anderson.   Mr. Anderson is a Senior Vice President and director of Dundee Securities Corporation where he has managed the firm’s investment banking and capital markets activities since 1998. Mr. Anderson began his career with the National Energy Board of Canada in 1976 and later was employed by Amoco Production Company from 1978 to 1986 in its Calgary, Chicago and Houston offices. In 1987, Mr. Anderson returned to Canada with Midland Doherty and later joined BBN James Capel where he was the Managing Director from 1988 to 1995. From 1995 to 1998, Mr. Anderson was a partner and Managing Director with another investment dealer, Loewen, Ondaatje, McCutcheon Limited. Mr. Anderson has served as a director of GeoPetro since March 2006. Mr. Anderson is a graduate from the University of Manitoba with a Master’s degree in Business Administration and Bachelor’s degree in Arts.

Nick DeMare.   Mr. DeMare is a member in good standing of the Institute of Chartered Accountants of British Columbia. Since May 1991, Mr. DeMare has been the President of Chase Management Ltd., a private company which provides a broad range of administrative, management and financial services to private and public companies engaged in mineral exploration and development, gold and silver production, oil and gas exploration and production and venture capital. Mr. DeMare indirectly owns 100% of Chase Management Ltd. Mr. DeMare currently serves as an officer and director of the following public companies: Rochester Resources Ltd., a mineral interest acquisition and exploration company, Centrasia Mining Corp., a base and precious metal exploration company, Halo Resources Ltd., a mineral exploration company, and Tumi Resources Limited, a mineral exploration company, each of which trades on the OTC Bulletin Board. Mr. DeMare has served as a director of GeoPetro since March 2006. Mr. DeMare is a graduate of the University of British Columbia with a Bachelor’s degree in Commerce.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of each of the nominees for director presented in this proxy statement. Unless instructed to the contrary, the shares represented by the proxies will be voted for the election of the seven nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the persons acting under proxies in the enclosed proxy card will vote for such other person or persons as may be recommended by our Board of Directors, or if no such recommendation is given, in accordance with their judgment.

CORPORATE GOVERNANCE

Board of Directors

David Anderson, Thomas Cunningham and Nick DeMare are independent as defined by the rules of the American Stock Exchange. Stuart Doshi, David Creel, Chris Steinhauser and Kevin Delehanty are not independent as defined by the rules of the American Stock Exchange. Our Board of Directors is not currently comprised of a majority of independent directors in reliance upon the phase-in period provided for by Section 809 of the American Stock Exchange Company Guide, which provides companies transferring from other markets that do not have substantially similar board independence requirements, one year from the date of listing to establish a Board of Directors consisting of a majority of independent directors. We listed our common stock on the Toronto Stock Exchange on March 30, 2006. On February 14, 2007, we listed our common stock on the American Stock Exchange. The Toronto Stock Exchange does not have board independence requirements substantially similar to those of the American Stock Exchange. Thus, in accordance with the rules of the American Stock Exchange, we intend to have a majority of independent directors before February 14, 2008.

Committees of the Board of Directors

We have an Audit Committee of the Board of Directors which complies with the rules of the American Stock Exchange and the SEC. Our Audit Committee charter is available on our website, www.geopetro.com, under the investor relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee currently consists of three directors, Thomas Cunningham, Nick DeMare and David Anderson. Messrs. Cunningham, DeMare and Anderson are independent as defined by the rules of the American Stock Exchange and the SEC. Each member of the Audit Committee meets the financial literacy and experience requirements of the SEC and American Stock Exchange rules. Mr. Cunningham serves as the chairperson of the Audit Committee and Nick DeMare is an “audit committee financial expert” under applicable SEC rules. Our Audit Committee operates pursuant to a written charter that satisfies applicable SEC and American Stock Exchange rules. Our Audit Committee charter is available on our website at http://www.geopetro.com, and is attached hereto as Appendix A.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary duties of our Audit Committee are to, among other things:

•       evaluate our independent auditors’ qualifications, independence and performance;

•       determine the engagement and compensation of our independent auditors;

•       approve the retention of our independent auditors to perform any audit and permissible non-audit services;

•       monitor the rotation of partners of the independent auditors on our engagement team as required;

•       review our consolidated financial statements;

•       review our critical accounting policies;

•       meet with our management periodically to consider the adequacy of our internal controls and procedures for financial reporting;

•       establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•       review on an ongoing basis and approve related party transactions;

•       prepare the reports required by the rules of the SEC to be included in our annual proxy statement;

•       discuss with our management and our independent auditors the results of our annual audit and the review of our quarterly consolidated financial statements.

Compensation Committee

We do not have a Compensation Committee and, as such, we do not have a Compensation Committee charter. The Board of Directors believes that it is in the best interest of the Company to permit all independent directors to fully participate in the compensation decisions for our officers including Stuart Doshi, our President and Chief Executive Officer, Chris Steinhauser, our Chief Financial Officer, and David Creel, our Vice President of Exploration, as well as our directors. In accordance with the rules of the American Stock Exchange, the compensation of our Chief Executive Officer and all other officers are determined, or recommended to the Board of Directors for determination, by a majority of independent directors. The independent directors consider the input of Mr. Doshi in making their recommendations for Messrs. Steinhauser and Creel. The independent directors’ duties include:

•       establishing overall employee compensation policies and recommending to our Board of Directors major compensation programs;

•       reviewing and approving the compensation of our corporate officers and directors, including salary, bonus awards and stock option grants;

•       administering our various employee benefit, pension and equity incentive programs;

•       reviewing executive officer and directors indemnification and insurance matters;

•       managing and reviewing employee loans; and

•       preparing a report on executive compensation for inclusion in our annual report and, as applicable, our proxy or information statement.

Our independent directors who participate in the consideration of executive officer and director compensation are David Anderson, Thomas Cunningham and Nick DeMare. In establishing compensation for our executive officers and directors, we do not rely on independent compensation consultants to analyze or prepare formal surveys for us. Our independent directors review executive compensation on an annual basis. In establishing compensation to our executives, we strive to provide compensation that will: (1) motivate and retain executives and reward performance; (2) encourage our long-term success; (3) encourage the long-term enhancement of shareholder value; and (4) encourage the application of prudent decision-making processes in an industry marked by volatility and high risk.

Nominating Committee

We do not have a Nominating Committee and, as such, we do not have a Nominating Committee charter. The Board of Directors believes that it is in the best interest of the Company to permit all independent directors to fully participate in the director nomination process. In accordance with the rules of the American Stock Exchange, director nominees are selected, or recommended to the Board of Directors for selection, by a majority of independent directors. In addition, the independent directors’ duties include:

•       establishing standards for service on our Board of Directors and nominating guidelines and principles;

•       identifying individuals qualified to become members of our Board of Directors and recommending director candidates for election to our Board of Directors;

•       considering and making recommendations to our Board of Directors regarding its size and composition, committee composition and structure and procedures affecting directors;

•       establishing policies regarding the consideration of any director candidates recommended by our shareholders, and the procedures to be followed by shareholders in submitting such recommendations;

•       evaluating and reviewing the performance of existing directors; and

•       monitoring our corporate governance principles and practices and making recommendations to our Board of Directors regarding governance matters, including our articles of incorporation, bylaws and charters of our committees.

Our independent directors who participate in the consideration of director nominees are David Anderson, Thomas Cunningham and Nick DeMare. At an appropriate time prior to each annual meeting of shareholders at which directors are to be elected or reelected, and whenever there is otherwise a vacancy on the Board, the independent directors who participate in the consideration of director nominees will assess the qualifications and effectiveness of the current board members and, to the extent there is a need, shall actively seek replacement of additional individuals well-qualified and available to serve to become board members. Members of management, the independent directors or any other member of the board may identify a need to add a new member to the board with specific criteria at any other time. Shareholders of the Company may identify a potential director candidate in accordance with the procedures set forth below. The independent directors may choose to hire an independent search firm to identify potential director candidates in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have adopted procedures by which shareholders may recommend director candidates for membership to our board. Each shareholder recommending a person as a director candidate must provide the Company at its principal executives offices with the following information in order for the independent directors to determine whether the recommended director candidate is independent from the shareholder or each member of the shareholder group that has recommended the director candidate:

(i)    If the recommending shareholder or any member of the recommending shareholder group is a natural person, whether the recommended director candidate is the recommending shareholder, a member of the recommending shareholder group, or a member of the immediate family of the recommending shareholder or any member of the recommending shareholder group;

(ii)   If the recommending shareholder or any member of the recommending shareholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate has been an employee of the recommending shareholder or any member of the recommending shareholder group during the then-current calendar year or during the immediately preceding calendar year;

(iii)  Whether the recommended director candidate or any immediate family member of the recommended director candidate has, during the year of the nomination or the preceding three fiscal years of the Company, accepted directly or indirectly any consulting, advisory, or other compensatory fee from the recommending shareholder or any member of the group of recommending shareholders or any affiliate of any such holder or member, provided that compensatory fees would not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with such holder or any such member (provided that such compensation is not contingent in any way on continued service);

(iv)  Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending shareholder or any member of the recommending shareholder group, or of an affiliate of the recommending shareholder or any such member of the recommending shareholder group; and

(v)    Whether the recommended director candidate controls the recommending shareholder or any member of the recommending shareholder group (or in the case of a holder or member that is a fund, an interested person of such holder or any such member as defined in Section 2(a)(19) of the Investment Company Act).

Each shareholder recommending a person as a director candidate or the person recommended by a shareholder as a director candidate must provide the Company with such information as may be reasonably required to determine whether the recommended director candidate is qualified to serve on the Audit Committee of the board, so that the independent directors may assess whether, if the candidate was elected to the board, the board as then composed would have a sufficient number of directors qualified to serve on the Audit Committee in accordance with the rules of the American Stock Exchange and the Securities and Exchange Commission.

Each shareholder recommending a person as a director candidate or the person recommended by a shareholder as a director candidate must provide the Company with such information as may be reasonably required to determine whether the director candidate meets the standards of independence established by AMEX and the SEC so that the independent directors may assess whether, if the candidate was elected to the board, the board as then composed would have a sufficient number of independent directors.

The Company may request from the recommending shareholder such other information as may reasonably be required to determine whether each person recommended by a shareholder as a director candidate meets the minimum director qualifications established by the Company’s board, to enable the Company to make appropriate disclosures to shareholders entitled to vote in the next election of directors.

The shareholder must submit a detailed resume for the candidate and an explanation of the reasons why the shareholder believes this candidate is qualified for service on the board. The shareholder must include the consent of the candidate and describe any arrangements or undertakings between the shareholder and the candidate regarding the nomination. The shareholder must also submit proof of his, her or its Company stockholdings.

The person recommended by a shareholder as a director candidate shall make himself or herself reasonably available to be interviewed by the independent directors and members of management, as determined appropriate by the independent directors. The Company will not accept a shareholder recommendation for a director candidate if the recommended candidate’s candidacy or, if elected, board membership, would violate controlling state law, federal law or the rules of any exchange or market on which the Company’s securities are listed or traded.

The independent directors evaluate nominees recommended by shareholders on the same basis as nominees recommended by any other source. Nominations to the board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nominations to: Stuart J. Doshi, Chairman, President and Chief Executive Officer, GeoPetro Resources Company, One Maritime Plaza, Suite 700, San Francisco, CA 94111.

In making their assessment of nominees, the independent directors seek candidates who meet the current challenges and needs of the board. In making their assessment, the independent directors may request that nominees complete and return a questionnaire prepared by the Company. The independent directors will consider issues of independence, knowledge, judgment, diversity, skills, education, character, standing in the community, and industry and financial background and experience. If the independent directors preliminarily determine that the potential candidate is qualified to fill a vacancy or satisfy a particular need after a preliminary inquiry, the independent directors will make an investigation and interview the potential candidate, as necessary, to make an informed final determination. During this process, the independent directors may solicit input from other members of the Board, the Company’s Chief Executive Officer and members of the Company’s senior management, as the independent directors deem appropriate, during the interview and evaluation process, regardless of who recommended the candidate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a director or member of a compensation committee (or board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any other entity, any of whose executive officers served as one of our directors, or

Compensation Committee members, or independent directors participating in compensation decisions. In 2006, Stuart Doshi, our President and Chief Executive Officer, served on the Compensation Committee of our Board of Directors. Effective November l6, 2006, we dissolved our Compensation Committee and subsequently charged our independent directors with determining, or recommending to the Board of Directors for determination, the compensation of our executive officers.

Meetings of the Board and the Committees of the Board

During 2006, the Board of Directors held three regular meetings. The independent directors held one meeting in 2006. In 2006, the Audit Committee held four regular meetings and one special meeting. All of the directors attended at least seventy-five percent of the meetings of the Board and of the committee on which they served during that period. Directors and director nominees are expected to attend our annual meeting of shareholders. We did not have an annual meeting of shareholders in 2006.

Legal Proceedings

Currently, no director or executive officer is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in any material proceeding adverse to the Company.

Communications with the Board of Directors

If a shareholder would like to write to the Board, he or she may send written correspondence to the following address: GeoPetro Resources Company, Attn: Board of Directors, One Maritime Plaza, Suite 700, San Francisco, CA 94111. Shareholders should provide proof of share ownership with their correspondence. It is suggested that shareholders also include contact information. All communications will be received and processed by our President, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting or auditing matters will be referred to the Chairperson of the Audit Committee. All other correspondence will be referred to the independent directors. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics is posted on our website, www.geopetro.com, under the Investor Relations section. In addition, a copy of the code of business conduct and ethics will be provided without charge upon request to the Corporate Secretary, GeoPetro Resources Company., One Maritime Plaza, Suite 700, San Francisco, CA 94111. We intend to disclose any future amendments to certain provisions of our code of busies conduct and ethics, or waivers to such provisions, applicable to our directors and executive officers, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

FEES PAID TO HEIN AND ASSOCIATES, LLP

Hein & Associates has acted as independent certified public auditor for the Company since 2002, and has been selected by the Audit Committee to serve again in that capacity for 2007. The following table lists the aggregate fees and costs billed by Hein & Associates and its affiliates to the Company and its subsidiaries for the 2006 and 2005 services identified below.

	2006	2005
Audit fees(1)	$180,095	$88,164
Audit related fees(2)	2,280	0
Tax fees(3)	39,915	57,361
All other fees	0	0
	$222,290	$145,525

(1)          Includes fees for professional services rendered in connection with the audit of our annual consolidated financial statements, and the review of interim consolidated financial statements.

(2)          Includes fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit fees.” Such fees include and certain consultations concerning financial accounting and reporting standards.

(3)          Includes fees for preparation of federal and state tax returns, tax advice and planning and related compliance matters.

Policy on Audit Committee Pre-Approval

The Audit Committee is responsible for pre-approving the engagement of our independent auditors for audit or permissible non-audit services. Audit Committee pre-approval of specific audit and non-audit services is not required if the engagement for the services is entered into pursuant to general pre-approval policies and procedures established by the Committee regarding GeoPetro’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. Committee pre-approval of non-audit services (other than review and attest services) is not required if such services fall within available exceptions established by the U.S. Securities & Exchange Commission. All of the services covered by the fees disclosed above were pre-approved by the Chairman of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of common shares as of April 27, 2007 by:

•       Each of our directors and director nominees;

•       Each of the named executive officers listed in the Summary Compensation table;

•       All of our directors and executive officers as a group; and

•       Each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from April 27, 2007 upon the exercise of warrants or options or upon the conversion of convertible securities. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by that person regardless of price, but not those held by any other person, and which are exercisable within 60 days from April 27, 2007 have been exercised.

The information in the following table is based upon information supplied by officers, directors and principal shareholders. Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following shareholders is c/o GeoPetro Resources Company, One Maritime Plaza, Suite 700, San Francisco, CA 94111.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Beneficially	Approximate Percent of
Name of Beneficial Owner	Owned	Class(1)
Stuart J. Doshi, President, CEO and Chairman(2)	5,042,957	15.9%
David V. Creel, Vice President and Director(3)	470,000	1.6%
J. Chris Steinhauser, Chief Financial Officer and Director(4)	420,000	1.4%
David Anderson, Director(5)	15,000	*
Thomas D. Cunningham, Director(6)	381,667	1.3%
Kevin Delehanty, Director(7)	1,278,880	4.3%
Nick DeMare, Director(8)	92,500	*
All executive officers, key persons and directors as a group, (7 persons)	7,701,004	24.6%
5 percent or more shareholders:
Jeffrey C. Friedman	1,762,898	6.0%
911 Moraga Ave., Suite 205 Laffayette, CA 94549
M. J. J. Ventures LLC	1,559,136	5.3%
255 California Street, #600 San Francisco, CA 94111

*                    Less than 1.0%

(1)          For the purposes of calculating the percent of class beneficially owned by a holder, shares of common stock which may be issued to that holder within 60 days of April 27, 2007 are deemed to be outstanding.

(2)          Includes direct ownership of 2,742,957 common shares and stock options to purchase 2,300,000 common shares that are exercisable within 60 days of April 27, 2007.

(3)          Includes direct ownership of 250,000 common shares and stock options to purchase 220,000 common shares that are exercisable within 60 days of April 27, 2007.

(4)          Includes stock options and warrants to purchase 420,000 common shares that are exercisable within 60 days of April 27, 2007.

(5)          Includes stock options to purchase 15,000 common shares that are exercisable within 60 days of April 27, 2007.

(6)          Includes direct ownership of 191,667 common shares, indirect ownership of 50,000 common shares and stock options and warrants to purchase 140,000 common shares that are exercisable within 60 days of April 27, 2007.

(7)          Includes direct ownership of 847,880 common shares, indirect ownership of 1,000 common shares and stock options and warrants to purchase 430,000 common shares that are exercisable within 60 days of April 27, 2007.

(8)          Includes indirect ownership of 77,500 common shares and stock options to purchase 15,000 common shares that are exercisable within 60 days of April 27, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

During our fiscal year ended December 31, 2006, our officers, directors and ten percent shareholders were not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

We do not presently have a Compensation Committee. The Board of Directors believes that it is in the best interest of the Company to permit all independent directors to fully participate in the compensation decisions for our executive officers. In accordance with the rules of the American Stock Exchange, the compensation of our President and Chief Executive Officer, Stuart Doshi, and all other officers including Chris Steinhauser and David Creel are determined, or recommended to the Board of Directors for determination, by a majority of independent directors. The independent directors consider the input of Mr. Doshi in making their recommendations for Messrs. Creel and Steinhauser.

Our independent directors are responsible for reviewing executive compensation on an annual basis. Compensation for our executive officers consists of three components:

•       base salaries;

•       stock option grants; and

•       cash bonuses.

In establishing the compensation paid to our executives, we emphasize providing compensation that will: (1) motivate and retain executives and reward performance; (2) encourage our long term success; (3) encourage the long term enhancement of shareholder value; and (4) encourage the application of prudent decision making processes in an industry marked by volatility and high risk.

Historically, we have evaluated compensation paid to our executive officers based upon the following factors:

•       the growth in our oil and gas reserves and production;

•       cash flow;

•       the extent to which our executive officers have been successful in finding and creating opportunities for us to participate in attractive oil and gas projects;

•       the ability of our executives to formulate and maintain sound budgets for drilling ventures and other business activities;

•       our overall financial condition;

•       the extent to which proposed business plans are met; and

•       by comparing the compensation packages of our executive officers with the compensation packages of executive officers of other companies in the oil and gas industry, which are similar to us in their size and operations, among other factors.

We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors. While specific performance levels or “benchmarks” are not used to establish compensation, we do take into account our overall progress over time.

In establishing compensation for our executive officers, we do not rely on independent consultants to analyze or prepare formal surveys for us; however, we make informal comparisons of our executives’ compensation with the compensation paid to executives of other publicly and privately held companies similar to ours. In addition, we take into account the fact that we do not provide significant perquisites and we provide no retirement plan or pension benefits to our executive officers.

Messrs. Doshi, Steinhauser and Creel are currently parties to employment agreements whereby their base salaries are fixed for the terms of their agreements, with the exception of Mr. Doshi’s base salary, which is subject to an annual inflation adjustment based on the 1995 Consumer Price Index, per the terms of his employment agreement. We have amended Messrs. Doshi, Steinhauser and Creel’s employment agreements in the past to provide for increases in base salary. When determining base salaries, we perform a subjective analysis of each executive officer’s contributions and overall performance, consider the current compensation paid to executives of similar companies, and the officer’s current salary.

During 2006, salaries accounted for approximately 84% of total compensation for the Chief Executive Officer and 79% on average for our other named executive officers.

In reviewing the overall compensation of Mr. Doshi, our President and Chief Executive Officer, in 2006 and previous periods, we took into account the fact that Mr. Doshi declined receiving an increase in his base salary since 2003 or an award of stock options since 2003. Throughout 2006, we were faced with intense competition in the oil and gas industry, including competition for oil and gas leases, and scarcity of available drilling rigs and goods and services related to the drilling, testing and completion of wells. While industry competition has intensified in the past several years, particularly from competitors that have similar or greater financial and human resources than we do, we believe the insight, experience and leadership of Mr. Doshi has been instrumental in keeping us positioned to access sufficient capital and remain competitive. Additionally, Mr. Doshi, in his capacity as President and Chief Executive Officer, has been responsible for achieving a number of historical benchmarks for us, including, but not limited to:

•       Negotiating with Hanover Compression Limited Partnership and Gateway Processing Company the installation and construction of a new gas treatment plant and related pipelines which became operational in 2003 in the Madisonville Project which was necessary in order to treat natural gas production from our wells in the Madisonville Field in Texas.

•       Arranging the sale of the gas treatment plant by Hanover to Madisonville Gas Processing, LP and the related commitment by MGP to expand the treating capacity of the plant from 18 million cubic feet of natural gas per day to 68 million cubic feet of natural gas per day.

•       The drilling of additional wells at the Madisonville Project in an industry environment affected by intense competition and shortages of available drilling rigs and associated goods and services.

•       The acquisition of the Cook Inlet Project in Alaska.

•       On March 30, 2006, we completed an initial public offering in Canada, which consisted of 3,730,021 shares of common stock at an issue price of $3.50 per share and 519,500 shares of common stock issued on a “flow-through” basis under the Income Tax Act (Canada) at an issue price of $3.85 per share for aggregate gross proceeds of $15,055,149.

•       On September 29, 2006 we sold 70% of our interest in C-G Bengara to CNPCHK (Indonesia) Limited in exchange for a substantial financial commitment from CNPC to conduct exploration, appraisal and development activities on the Bengara II PSC production sharing contract in Indonesia. We have retained a 12% stake in C-G Bengara and the Bengara II PSC.

•       The sale of in October 2005 in another Indonesian production sharing contract for cash consideration of $2,400,000.

•       The settlement in June 2006 of all of our pending litigation related the Miller and Mejlaender lawsuits.

When awarding stock options, we attempt to provide executives with an incentive compensation vehicle that could result in future additional compensation to them, but only if the value of our common stock increases for all shareholders. We perform a subjective analysis of each executive officer’s contributions, and we consider the number of options granted on prior occasions and the length of time between option grants. All stock options are granted with exercise prices equal to or above the fair market value of the common stock on the date of grant.

We have not granted any options to our named executive officers since 2003. The option grants in 2003 were made pursuant to our 2001 Stock Incentive Plan. The options were granted with a five year vesting schedule providing that 20% of the options would vest on each one year anniversary of the date of grant of May 13, 2003. We determined that the five year vesting schedule was appropriate to provide a long term incentive to the named executive officers to remain employed with us and to work toward the long term best interests of all of our shareholders.

In 2004, we implemented a new 2004 Stock Option and Appreciation Rights Plan (the “Stock Option Plan”) providing for awards of incentive stock options, non-qualified stock options and stock appreciation rights. The Stock Option Plan replaced the 2001 Stock Incentive Plan as to new award grants effective in 2004 or thereafter to our directors, officers, employees and consultants. The terms of the Stock Option Plan govern future grants to our named executive officers. The terms provide, among other things, that the exercise price of option grants shall be no less than 110% of the fair market value of the common stock on the date of grant and that such grant shall vest at a rate no less than twenty percent (20%) over five years from the date of grant. We do not have specific established criteria for determining the timing of option grants.

During 2006, stock option equity incentives accounted for approximately 14% of total compensation for the Chief Executive Officer and 16% on average for our other named executive officers. These amounts pertain to options and warrants that were granted in prior periods that either vested during 2006 or were modified during 2006. See the Summary Compensation Table below for an explanation of these items. There were no grants of stock options to our named executive officers in 2006. The Board determined that our named executive officers had a sufficient equity stake in GeoPetro, consisting of shares of common stock and/or existing options and warrants, to align their interests with GeoPetro’s and our shareholders.

Bonuses for each of our named executive officers are discretionary. During 2006, Mr. Doshi declined to receive a bonus and we awarded Messrs. Creel and Steinhauser a cash bonus of $7,000 and $10,000, respectively. In future periods, in considering whether to award bonuses, we will consider such factors as enumerated above in determining overall compensation, with a particular emphasis on our profitability and financial condition.

During 2006, cash bonus awards accounted for approximately 5% on average for our named executive officers other than the Chief Executive Officer, who declined to receive a bonus. In determining the bonus amounts, our Board took into consideration that our named executive officers have significant equity interests in GeoPetro through direct ownership of shares or prior option grants, which already provide them with performance incentives.

We provide certain personal benefits to our Chief Executive Officer in the form of life and disability insurance. During 2006, personal benefits accounted for approximately 2% of total compensation for the Chief Executive Officer.

We do not have any established formal criteria to determine how decisions regarding one compensation element might affect decisions regarding other compensation elements or fit into our overall compensation objectives.

The employment agreements with our named executive officers provide for certain payments in the event of a change in control and/or termination. Mr. Doshi’s employment agreement provides for substantial and immediate cash payments in the event of a change in control or termination. Messrs. Steinhauser and Creel are entitled to post employment compensation in the event of termination without cause. The amounts of, and the conditions precedent for, such payments are discussed in detail in this proxy statement under “Potential Payments Upon Termination or Change in Control.”

It is our conclusion that the amount and types of compensation currently being paid to our executive officers are sufficient to retain and motivate them, reward their performance and encourage their efforts to increase the value of our common stock for all shareholders.

Compensation of Executive Officers

The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officer whose total compensation exceeded $100,000 for services rendered during our 2006 fiscal year. These three officers are referred to as the named executive officers in this proxy statement. No other executive officer received total compensation of more than $100,000 in the fiscal year ended December 31, 2006.

Summary Compensation Table

		Salary		Bonus		Option Awards		All Other Compensation		Total
Name and Principal Position(1)	Year	($)		($)		($)		($)		($)
Stuart J. Doshi	2006	407,565	(2)	0	(2)	69,888	(3)	10,308	(4)	487,761
Chairman, President and Chief Executive Officer
David V. Creel	2006	125,000	(5)	7,000		5,284	(6)	0		137,284
Vice President of Exploration
J. Chris Steinhauser	2006	150,000	(7)	10,000		64,275	(8)	8,654	(9)	224,275
Chief Financial Officer

(1)          None of the named executive officers received any compensation for their services as a director during 2006.

(2)          $79,619 of Mr. Doshi’s salary for 2006 consists of an annual inflation adjustment based on the 1995 Consumer Price Index, per the terms of his employment agreement. Mr. Doshi declined to receive a bonus award for 2006.

(3)          Includes $35,226 of compensation cost recognized in 2006 associated with options granted in 2003 which vested during 2006. Assumptions made in the valuation of the option grants are discussed in Note 8. Common Stock Options of the Notes to Consolidated Financial Statements. Also includes the incremental fair value of $34,992 related to the extension of the expiration date of an option to purchase 750,000 shares of our common stock which previously expired on April 30, 2006 and was extended to expire on April 30, 2008 and has an exercise price of $0.50 per share. The extension was treated as a modification of the terms or conditions of an equity stock option or warrant award. Accordingly, the extension was treated as an exchange of the original award for a new award. Assumptions made in the valuation of the modification are discussed in Note 8. Common Stock Options of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)          Represents life and disability insurance benefits paid on Mr. Doshi’s behalf.

(5)          Mr. Creel’s annual base salary during 2006 was $150,000. He did not receive his full base salary during 2006 due to an extended but temporary medical leave of absence. On December 18, 2006, the independent members of the Board of Directors acting on the recommendation of Mr. Doshi voted to increase Mr. Creel’s annual salary to $163,200 effective January 1, 2007.

(6)          Includes $5,284 of compensation cost recognized in 2006 associated with options granted in 2003 which vested during 2006. Assumptions made in the valuation of the option grants are discussed in Note 8. Common Stock Options of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(7)          Mr. Steinhauser’s base salary during 2006 was $150,000. On December 18, 2006, the independent members of the Board of Directors acting on the recommendation of Mr. Doshi voted to increase Mr. Steinhauser’s annual salary to $163,200 effective January 1, 2007.

(8)          Includes $5,284 of compensation cost recognized in 2006 associated with options granted in 2003 which vested during 2006. Assumptions made in the valuation of the option grants are discussed in Note 8. Common Stock Options of the Notes to Consolidated Financial Statements contained herein. Also includes the incremental fair value of $58,991 related to the extension of the expiration dates of: (a) a warrant to purchase 150,000 shares of our common stock which previously expired on June 18, 2006 and was extended to expire on June 30, 2007 and has an exercise price of $2.00; and (b) a warrant to purchase 33,333 shares of our common stock which previously expired on June 18, 2006 and was extended to expire on April 30, 2008 and has an exercise price of $3.00. The extensions were treated as modifications of the terms or conditions of an equity stock option or warrant award. Accordingly, the extensions were treated as an exchange of the original award for a new award. Assumptions made in the valuation of the modification are discussed in Note 8. Common Stock Options of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

As indicated above, we extended the expiration dates of certain options and warrants to purchase our common stock which were previously granted to Messrs. Doshi and Steinhauser. The terms of the extensions are summarized below:

		Underlying	Exercise	Previous	Revised	Aggregate
		Option or	Price	Expiration	Expiration	Value of
Name	Description	Warrant	Per Share	Date	Date	Extension
Stuart J. Doshi	Common Stock Option	750,000	$0.50	4/30/2006	4/30/2008	$34,661.94
J. Chris Steinhauser	Common Stock Warrant	150,000	$2.00	6/18/2006	6/30/2007	$34,266.84
J. Chris Steinhauser	Common Stock Warrant	33,333	$3.00	6/18/2006	4/30/2008	$24,724.12
						$93,652.90

The above listed options and warrants are fully vested.

Employment Agreements and Potential Post-Employment Payments

We entered into a contract of employment with Stuart J. Doshi, Chairman, President and Chief Executive Officer, dated July 28, 1997 (effective July 1, 1997) and amended on January 11, 2001, July 1, 2003, April 20, 2004, May 9, 2005, July 28, 2005 and January 30, 2006. The contract as amended currently provides for a five-year term which commenced May 1, 2005 which term is automatically extended for successive two-year renewal terms unless: (a) the Board of Directors elects not to renew the contract and we provide notice to Mr. Doshi of such non-renewal at least six months prior to the expiry of his employment term or any renewal term, (b) Mr. Doshi provides notice at any time prior to the expiry of his employment term or any renewal term that he elects not to renew the contract, or (c) Mr. Doshi attains age 75, in which case the term ends upon the completion of the calendar year in which he becomes 75 years old unless we and Mr. Doshi mutually agree to one-year extensions. The contract of employment provides for an annual base salary of $300,000, subject to annual inflation adjustments based on the 1995 United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers. The contract also provided for options to purchase up to 750,000 shares of our common stock at an exercise price of $0.50 per share which options, as amended, expire on April 30, 2008. The options are immediately exercisable. In the event that we file a registration statement under the 1933 Act, other than our initial registration statement, we have agreed to permit Mr. Doshi to include in the proposed registration the shares of our common stock that he would hold on exercise of his stock options and other securities issued to him, at no expense to him, subject to his payment of his own taxes, legal fees and underwriter’s discounts, commissions and spreads.

We have entered into a contract of employment with David V. Creel, Vice President of Exploration, dated April 28, 1998 and amended on June 15, 2000, May 12, 2003 and January 1, 2005. The contract provides for a term of employment until June 1, 2009 at an annual salary of $150,000 effective January 1, 2005. We issued options to Mr. Creel to acquire 100,000 shares of common stock at a price of $2.00 per share pursuant to the original April 28, 1998 agreement. Mr. Creel exercised the option on May 31, 2005. The June 15, 2000 amendment provided that we would issue options to acquire an additional 100,000 shares of common stock at a price of $2.00 per share. The options were issued with an effective grant date of May 31, 2000 and were subject to vesting over a five-year period with the first 20% vesting on the first anniversary of the date of grant and an additional 20% vesting on each of the four successive anniversaries. Mr. Creel exercised the option on May 31, 2005.

We have entered into a contract of employment with J. Chris Steinhauser, Vice President of Finance and Chief Financial Officer, dated June 19, 2000 and amended on December 12, 2002 and January 1, 2005. The contract provides for a term of employment until June 30, 2008 at an annual salary of $150,000, effective January 1, 2005. The agreement with Mr. Steinhauser provided for a $10,000 cash bonus payable upon execution of the agreement, which was paid in 2000. In addition, Mr. Steinhauser’s employment agreement provided that we would issue warrants to purchase 250,000 shares of our common stock to Mr. Steinhauser. Such warrants, as amended, have terms expiring between June 2007 and April 2008, are fully vested, and as of December 31, 2006, remain outstanding. Each warrant entitles Mr. Steinhauser to purchase one share of our common stock as follows:

Exercise Price Per Common Share	No. of Common Shares Underlying Warrants
$2.00	150,000
$3.00	33,333
$4.00	33,333
$5.00	33,334
Total	250,000

GRANTS OF PLAN-BASED AWARDS

We did not grant any stock options, shares of stock or stock appreciation rights under any plan to any of our named executive officers during 2006.

Stock Incentive and Option Plans

Effective as of September 10, 2001, the Board of Directors approved the 2001 Stock Incentive Plan (the “Stock Incentive Plan”), providing for awards under the terms and provisions of such plan of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock to our officers, directors, employees and consultants. The purpose of the Stock Incentive Plan was to attract, motivate, reward and retain personnel and provide incentive compensation through participation in our growth. The awards available under the Stock Incentive Plan were exercisable for up to 5,000,000 shares of our common stock.

In 2004, we implemented a new 2004 Stock Option and Appreciation Rights Plan (the “Stock Option Plan”) providing for awards of incentive stock options, non-qualified stock options and stock appreciation rights. The Stock Option Plan replaced the Stock Incentive Plan as to new award grants effective in 2004 or thereafter to our directors, officers, employees and consultants. Outstanding awards issued under the Stock Incentive Plan will continue to be outstanding in accordance with their terms and the terms of the Stock Incentive Plan, but will count toward the limits in the number of shares of common stock available to be issued under the Stock Option Plan, which is 5,000,000.

Awards to purchase 1,750,000 shares of our common stock were issued under the Stock Incentive Plan, and to date, awards to purchase 170,000 shares of our common stock have been issued under the Stock Option Plan. 3,080,000 shares remain available for issuance pursuant to award grants under the Stock Option Plan.

The Stock Option Plan is administered by the Board of Directors or a committee designated by the Board. The Board of Directors or committee designated by the Board determines the number of shares of common stock which may be purchased pursuant to an award grant, the exercise price, vesting schedule, expiration date, and all other terms and conditions of the award grant, subject to the terms of the Stock Option Plan.

The exercise price of stock options granted under the Stock Option Plan may not be less than 110% of the fair market value of our common stock on the date of grant. The maximum number of shares of common stock which may be reserved for issuance to insiders under the Stock Option Plan is 10% of our shares of common stock outstanding at the time of the grant, less any shares reserved for issuance to insiders under any other stock compensation arrangement. The maximum number of shares of common stock which may be issued to insiders under the Stock Option Plan is also subject to certain annual limits.

The following table sets forth information with respect to the options outstanding, under the Stock Option Plan and otherwise, as of January 31, 2007.

Group (Number)	Date Options Granted	Shares Underlying Option	Average Exercise Price(3)	Closing Price One Day Prior to Grant(3)	Expiry Date		Market Value of Options(4)
Executive Officers(3)	various	2,950,000	$1.66	N/A	various	(2)	$3,945,000
Directors(1)(3)	various	775,000	$2.40	N/A	various	(2)	$592,500
Employees(3)	various	185,000	$2.42	N/A	various	(2)	$152,500
Total		3,910,000	$1.87

Notes:

(1)          Directors who are not also executive officers.

(2)          Options have expiry dates not more than 10 years following their date of grant. Currently outstanding options have expiry dates between February 28, 2007 and May 13, 2013.

(3)          The stock options were issued prior to February of 2006 and therefore no public trading market existed for our common stock with the exception of the grant of options exercisable to purchase 75,000 common stock to each of David Anderson and Nick DeMare. We granted the options to Mr. Anderson and Mr. DeMare, 150,000 options in total, on April 17, 2006. The options have an exercise price of $3.85 per share. The closing price on the Toronto Stock Exchange on the day preceding the date of grant was $3.50 per share.

(4)          Based on the closing price of our common stock on the Toronto Stock Exchange on January 30, 2007.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table details information with respect to all options and warrants to purchase our common stock held by our named executive officers and outstanding on December 31, 2006.

Name	Number of Securities Underlying Unexercised Options/Warrants Exercisable/ Unexercisable (#)				Option/Warrant Exercise Price	Option/Warrant Expiration Date
Stuart J. Doshi	750,000	/	—		$0.50	4/30/2008
Chairman, President and Chief	750,000	/	—		$2.00	12/29/2007
Executive Officer	600,000	/	400,000	(1)	$2.10	5/13/2013
David V. Creel	100,000	/	—		$2.00	12/29/2007
Vice President of Exploration	90,000	/	60,000	(2)	$2.10	5/13/2013
J. Chris Steinhauser(4)	50,000	/	—		$2.00	12/29/2007
Chief Financial Officer	90,000	/	60,000	(3)	$2.10	5/13/2003

(1)          Mr. Doshi has 400,000 common stock options which are not yet vested. The unvested common stock options will vest as follows: (i) 200,000 options will vest on May 13, 2007, and 200,000 options will vest on May 13, 2008. Mr. Doshi must still be employed by us on the respective vesting dates in order to vest his options, subject to certain exceptions. See “Potential Payments Upon Termination or Change in Control.”

(2)          Mr. Creel has 60,000 common stock options which are not yet vested. The unvested common stock options will vest as follows: (i) 30,000 options will vest on May 13, 2007, and 30,000 options will vest on May 13, 2008. Mr. Creel must still be employed by us on the respective vesting dates in order to vest his options. However, if Mr. Creel is terminated without cause, all unvested options shall immediately vest. See “Potential Payments Upon Termination or Change in Control.”

(3)          Mr. Steinhauser has 60,000 common stock options which are not yet vested. The unvested common stock options will vest as follows: (i) 30,000 options will vest on May 13, 2007, and 30,000 options will vest on May 13, 2008. Mr. Steinhauser must still be employed by us on the respective vesting dates in order to vest his options.

(4)          Mr. Steinhauser also has 250,000 common stock warrants which are fully vested as follows:

Number of Securities Underlying Exercisable Warrants (#)	Warrant Exercise Price	Warrant Expiration Date
150,000	$2.00	6/30/2007
33,333	$3.00	4/30/2008
33,333	$4.00	6/18/2007
33,334	$5.00	6/18/2007

Option Exercises and Stock Vesting in 2006

There were no option exercises by the named executive officers during 2006. None of our named executive officers holds any shares of restricted stock or any other stock awards subject to vesting requirements.

Indebtedness of Directors and Officers

None of our directors or officers, nor any of their associates or affiliates, are or have been indebted to us, nor have any of the foregoing been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by us.

Potential Payments Upon Termination or Change in Control

Messrs. Doshi, Steinhauser and Creel are currently parties to employment agreements which provide for payments upon the termination of their employment under certain circumstances and/or a change in control.

Mr. Doshi’s employment contract provides that in the event of a change of control, or if we do not renew Mr. Doshi’s agreement, or if Mr. Doshi is terminated without cause, or under certain circumstances, with cause, he is entitled to receive:

(a)          in exchange for all of his vested stock options and vested restricted shares, such number of shares of common stock having a market value equal to the difference between (x) the aggregate total market value of all vested restricted shares and shares of common stock he would receive upon exercise of all vested stock options less (y) the aggregate total exercise price for all of his vested stock options; provided, however, that if the common stock to be delivered to Mr. Doshi upon such change of control or termination have not been registered so as to permit immediate public resale, Mr. Doshi shall instead receive a cash payment equal to the market value on the date of termination of all vested stock options and restricted shares without any discount for liquidity or minority position against cancellation of such options and restricted shares,

(b)         a cash payment equal to the greater of (i) his salary for the remainder of his term and the aggregate amount of his bonuses in respect of the last four fiscal years and (ii) four times his compensation in the current year and the aggregate amount of his bonuses for the last four fiscal years, and

(c)          an additional cash payment representing his employment benefits equal to 20% of the amount of salary he is entitled to receive under (b)(i) or (b)(ii) above, as applicable.

In addition, in the event of a change of control or termination without cause, all unvested options issued by us to Mr. Doshi will vest.

In the event of a change of control, or if we do not renew Mr. Doshi’s agreement, or if Mr. Doshi is terminated without cause, or under certain circumstances, with cause, and assuming the triggering event took place on the last business day of the Company’s last completed fiscal year, December 29, 2006, the potential post-employment benefits payable to Mr. Doshi are estimated as follows (estimates are based on the $2.60 closing market price of our common stock as quoted on the Toronto Stock Exchange on December 29, 2006):

a.                 Provided the shares so delivered would be entitled to immediate resale, he would receive 971,154 shares of common stock based on the following:

Number of Options	Exercise Price	Market Price	# of Shares
750,000	$0.50	$2.60	605,769
750,000	$2.00	$2.60	173,077
1,000,000	$2.10	$2.60	192,308
Total			971,154

If the common stock to be delivered to him upon the triggering event have not been registered so as to permit immediate resale, he shall instead receive an immediate cash payment equal to the market value of all vested stock options totaling $2,525,000 as follows:

Number of Options	Exercise Price	Market Price	Market Value of Options
750,000	$0.50	$2.60	$1,575,000
750,000	$2.00	$2.60	450,000
1,000,000	$2.10	$2.60	500,000
Total			$2,525,000

b.                A cash payment equal to four times his 2006 salary of $407,565 and the aggregate amount of his bonuses of $30,333 for the last four fiscal years, for a total of $1,660,593, which is payable immediately.

c.                 And an additional cash payment representing employment benefits equal to 20% of the amount calculated in paragraph (b) or $332,119, which is payable immediately.

Mr. Creel’s employment contract provides that he may be terminated by us without cause upon the payment to Mr. Creel of cash payments equal to the lesser of three months’ base salary or base salary during the remainder of the employment term, and, in the event of termination without cause, all unvested options issued by us to Mr. Creel will vest.

Mr. Steinhauser’s employment contract provides that he may be terminated by us without cause upon the making of cash payments equal to the lesser of three months’ base salary or base salary during the remainder of the employment term, and, in the event of termination without cause, Mr. Steinhauser may retain all warrants issued to him pursuant to his employment agreement, whether or not vested.

Upon termination of Messrs. Creel and Steinhauser without cause, and assuming the triggering event took place on the last business day of the Company’s last completed fiscal year, December 29, 2006, the potential post-employment benefits payable are estimated as follows:

a.                 Messrs. Creel and Steinhauser would each be entitled to receive $12,500 per month over a three month period for an aggregate amount of $37,500.

b.                In addition, all of Mr. Creel’s unvested options shall become immediately vested and exercisable. As of December 29, 2006, Mr. Creel has a total of 60,000 unvested options to purchase common stock at an exercise price of $2.10 and an expiration date of May 13, 2013. The market value of the in-the-money portion of these unvested options is estimated to be $30,000. The market value of the in-the-money portion of Mr. Creels 190,000 vested options is estimated to be $105,000.

These estimates are based on the $2.60 closing market price of our common stock as quoted on the Toronto Stock Exchange on December 29, 2006.

c.                 The market value of the in-the-money portion of Mr. Steinhauser’s 140,000 vested options is estimated to be $75,000. The market value of the in-the-money portion of Mr. Steinhauser’s vested warrants is estimated to be $90,000. These estimates are based on the $2.60 closing market price of our common stock as quoted on the Toronto Stock Exchange on December 29, 2006.

We provide the foregoing post-employment payments in the event of termination and/or a change in control in order to attract and retain an appropriate caliber of talent for the position. We believe that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings.

The payment and benefit levels to Messrs. Creel and Steinhauser that were determined under the various circumstances that trigger post employment payments or provision of benefits were based on negotiations between them and us.

The termination provisions of Mr. Doshi’s employment contract were designed, in part, to impede and discourage a hostile takeover attempt and to protect the continuity of management. The termination provisions, including appropriate payment and benefit levels and the various circumstances that trigger payments or provision of benefits, were determined through negotiations between Mr. Doshi, our directors and representatives of Dundee Securities Corporation, the lead underwriter in connection with a sale of common shares we recently completed on March 30, 2006.

Compensation of Directors

Director Compensation Table

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2006.

		Fees Earned or
		Paid in Cash	Option Awards		Total
Name(3)	Period	($)	($)		($)
David Anderson	2006	$0	$20,608	(1)	$20,608
Thomas D. Cunningham	2006	$0	$3,523	(2)	$3,523
Kevin Delehanty	2006	$0	$7,926	(2)	$7,926
Nick DeMare	2006	$0	$20,608	(1)	$20,608

(1)          Represents compensation cost recognized in 2006 associated with options granted in 2006 which vested during 2006. Assumptions made in the valuation of the modification are discussed in Note 8 Common Stock Options of the footnotes to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. Messrs. Anderson and DeMare joined the Board on March 30, 2006.

(2)          Represents compensation cost recognized in 2006 associated with options granted in 2003 which vested during 2006. Assumptions made in the valuation of the option grants are discussed in Note 8. Common Stock Options of the footnotes to the financial statements contained herein in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)          The following table details information with respect to all options to purchase our common stock held by our non-employee directors and outstanding on December 31, 2006:

	Number of
	Securities Underlying
	Unexercised Options			Option	Option
	Exercisable/Unexercisable			Exercise	Expiration
Name	(#)			Price	Date
David Anderson	—	/	75,000	$3.85	4/16/2011
Thomas D. Cunningham(4)	50,000	/	—	$2.00	12/29/2007
	60,000	/	40,000	$2.10	5/13/2013
Kevin Delehanty	250,000	/	—	$2.00	12/29/2007
	135,000	/	90,000	$2.10	5/13/2013
Nick DeMare	—	/	75,000	$3.85	4/16/2011

(4)          Mr. Cunningham also has a warrant to purchase 10,000 shares of our common stock, which is fully vested, as follows:

Number of Securities Underlying Exercisable Warrants (#)	Warrant Exercise Price	Warrant Expiration Date
10,000	$2.00	12/31/2008

The grant date fair values of option grants to our directors in 2006 are as follows:

		Number
		of Securities		Total Grant Date
		Underlying		Fair Market Value
	Grant	Options	Exercise	of Option Awards
Name	Date	#	Price	($)
David Anderson	4/17/06	75,000	$3.85	$137,389 (1)
Nick DeMare	4/17/06	75,000	$3.85	$137,389 (2)

(1)          Represents the total fair value on the date of grant related to the issuance of certain common stock options exercisable to purchase 75,000 common stock to Mr. Anderson. For accounting purposes, this amount will be recognized ratably over a five year period, which is the vesting period. Assumptions made in the valuation of the issuance are discussed in Note 8. Common Stock Options of the footnotes to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. We granted the options to Mr. Anderson on April 17, 2006. The options have an exercise price of $3.85 per share. The closing price on the Toronto Stock Exchange on the day preceding the date of grant was $3.50 per share.

(2)          Represents the total fair value on the date of grant related to the issuance of certain common stock options exercisable to purchase 75,000 common stock to Mr. DeMare. For accounting purposes, this amount will be recognized ratably over a five year period, which is the vesting period. Assumptions made in the valuation of the issuance are discussed in Note 8. Common Stock Options of the footnotes to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. We granted the options to Mr. DeMare on April 17, 2006. The options have an exercise price of $3.85 per share. The closing price on the Toronto Stock Exchange on the day preceding the date of grant was $3.50 per share.

Summary of Director Compensation

We have not provided cash compensation to our directors for their services as members of the Board or for attendance at Board or audit committee meetings. However, our directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees as well as the annual meeting of shareholders. Under our Stock Option Plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors.

On April 17, 2006, subsequent to their appointment to the Board effective March 30, 2006, Messrs. Anderson and DeMare were each granted options to purchase 75,000 shares of our common stock at an exercise price of $3.85 per share. These options have a term of five years and vest in five equal annual installments beginning on April 17, 2007.

COMPENSATION COMMITTEE REPORT

The independent directors of the Board of Directors have reviewed and discussed the Compensation Discussion and Analysis appearing under “Executive Compensation and Related Information” included in this proxy statement with management and, based on such review and discussions, the independent directors have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted,
David G. Anderson
Thomas D. Cunningham
Nick DeMare

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater shareholders. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

We appointed David G. Anderson as a director of GeoPetro on March 30, 2006. Mr. Anderson is the Senior Vice President and a director of Dundee Securities Corporation, the lead underwriter in connection with a sale of common shares we completed on March 30, 2006. The sale of common shares was conducted (a) outside the United States pursuant to the exemption from registration provided by Regulation S, and (b) within the United States only in accordance with an applicable exemption from the registration requirements of the 1933 Securities Act. The decision to distribute the common shares and the determination of the terms of the distribution were made through arm’s length negotiations primarily between us and Dundee Securities Corporation as lead underwriter. Mr. Anderson had some involvement in such negotiations solely in his capacity as a director and officer of Dundee Securities Corporation. Dundee Securities Corporation received an underwriters’ fee totaling $632,000 in connection with the offering.

Eric Doshi, Stuart Doshi’s son, was employed as our Manager of Planning at an annual salary of $120,000 per year. We paid Eric Doshi $37,500, $78,540 and $105,689 during 2006, 2005 and 2004, respectively, for his services. Eric Doshi’s salary, based on industry comparables, was at least as favorable to us as could have been obtained through arm’s length negotiations with unaffiliated third parties.

Subsequent to the above transactions, our Board of Directors adopted a written Amended and Restated Audit Committee charter which provides that the Audit Committee shall review all related-party transactions and potential conflict of interest situations involving amounts in excess of $120,000 on an ongoing basis. Related party transactions include transactions between GeoPetro and:

•       Any of our directors or executive officers;

•       Any nominee for election as a director;

•       Any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities; and

•       Any member of the immediate family of any of the foregoing persons.

The Audit Committee shall determine whether the terms of proposed related party transactions are at least as favorable to us as could be obtained through arm’s length negotiations with unaffiliated third parties. In making such determinations, the Audit Committee shall consider, where practicable, some or all of the following factors:

•       Competitive bids;

•       Industry or market comparables;

•       Informal comparisons to similar transactions of other publicly and privately held companies similar to ours; and

•       Similar transactions entered into by the Company through arm’s length negotiations with unaffiliated third parties.

The above described transactions did not require review, approval or ratification by the Audit Committee since we did not have a policy requiring the Audit Committee’s approval of related party transactions at the time such transactions were entered into.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes all equity compensation plans including those approved by shareholders and those not approved by shareholders, as of December 31, 2006.

	Number of		Number of Securities
	Securities to		Remaining Available
	be Issued		for Future Issuance
	Upon Exercise	Weighted-average	Under Equity
	of Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants or Rights	Warrants and Rights	reflected in column (a))
Equity compensation plans approved by shareholders(1)	170,000	$4.01	994,750
Equity compensation plans not approved by shareholders(2)	3,835,250	$1.74	—
	4,005,250	$1.84	994,750

(1)          In 2004, we implemented a new 2004 Stock Option and Appreciation Rights Plan (the “Stock Option Plan”) providing for awards of incentive stock options, non-qualified stock options and stock appreciation rights. The Stock Option Plan replaced the Stock Incentive Plan as to new award grants effective in 2004 or thereafter to our directors, officers, employees and consultants.

(2)          Includes options issued under the 2001 Stock Incentive Plan (the “Stock Incentive Plan”), which provided for awards under the terms and provisions of such plan of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock to our officers, directors, employees and consultants. No grants have been made pursuant to the 2001 Stock Incentive Plan since 2003.

The number does not include common stock warrants outstanding. As of December 31, 2006, there were outstanding investor warrants to purchase up to an aggregate of 1,937,855 shares of our Common Stock, with a weighted average exercise price of $3.43.

Further details regarding warrants issued by the Company are included in footnote 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE REPORT(1)

Activities of the Committee

Our Audit Committee currently consists of three directors, Thomas Cunningham, Nick DeMare and David Anderson. Messrs. Cunningham, DeMare and Anderson are independent as defined by the rules of the American Stock Exchange and the SEC. Each member of the Audit Committee meets the financial literacy and experience requirements of the SEC and American Stock Exchange rules. Mr. Cunningham serves as the chairperson of the Audit Committee and Nick DeMare is an “audit committee financial expert” under applicable SEC rules. We have adopted an Audit Committee charter that satisfies applicable SEC and American Stock Exchange rules. The Committee met five times during fiscal year 2006 to fulfill its responsibilities.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s accounting, consolidated financial statements and financial reporting processes. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted auditing standards.

In this context, the Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2006 with management and Hein & Associates LLP (“Hein & Associates”), the Company’s independent auditor. The Committee discussed with Hein & Associates matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) from Hein & Associates. The Committee discussed with Hein & Associates the auditor’s independence, and considered the effects that the provision of non-audit services may have on the auditor’s independence.

Based on the reviews and discussions referred to in this report, and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

THE AUDIT COMMITTEE
Thomas Cunningham (Chair)
David Anderson
Nick DeMare

(1)          SEC filings sometimes incorporate information by reference. This means that the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless GeoPetro specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

PROPOSAL 2: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Hein & Associates, LLP, our independent registered public accounting firm for the year ended December 31, 2006, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2007. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our auditor.

Representatives from Hein & Associates, LLP are  not expected to be present at the annual meeting.

In the event that the stockholders do not approve the selection of Hein & Associates, LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of GeoPetro and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Hein & Associates, LLP to serve as GeoPetro’s independent registered public accounting firm for the year ending December 31, 2007. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Hein & Associates, LLP.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder Proposals for the 2008 Annual Meeting.   Under Rule 14a-8 of the Exchange Act, any shareholder desiring to include a proposal in the Company’s proxy statement with respect to the 2008 Annual Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 6, 2008, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, in order for such proposal to be considered for inclusion in the Company’s proxy statement relating to the 2008 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the rules and regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. Rule 14a-4(c)(1) establishes a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any shareholder proposal for the 2008 Annual Meeting submitted after March 20, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit.

All such proposals and notices should be directed to President, GeoPetro Resources Company, One Maritime Plaza, Suite 700, San Francisco, CA 94111.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors is not aware of any business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If, however, any other matters should properly come before the Annual Meeting for action by shareholders, the persons acting under proxies in the enclosed proxy card will vote as recommended by the Board of Directors, or, if no recommendation is given, in accordance with their judgment. Discretionary authority to do so is included in the proxies.

For the Board of Directors,
/s/ STUART J. DOSHI
Stuart J. Doshi
Chairman, President and Chief Executive Officer
Dated: May 4, 2007

APPENDIX A
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
of the Board of Directors of GeoPetro Resources Company

This Amended and Restated Audit Committee Charter (“Charter”) was adopted by the Board of Directors (the “Board”) of GeoPetro Resources Company (the “Company”).

I.                   Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services, if applicable) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.              Membership

The Committee shall consist of at least three members of the Board. All Committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet,

income statement and cash flow statement. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting.

Members of the Committee shall satisfy the independence and other requirements of the American Stock Exchange (“AMEX”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its annual report on Form 10-K required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.” In addition, at least one member of the Committee, which may also be an audit committee financial expert, shall have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with the rules adopted by AMEX.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board or, if constituted, the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.         Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agenda for each Committee meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall periodically meet separately with management, with the internal auditor (if applicable) and with the independent auditor.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee, in its discretion, may also use the services of the Company’s regular outside legal counsel, special counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.           Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.   The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.     Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.     Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)   The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)  The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii)   The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.     Separate Meetings with the Independent Auditor.

(i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.     Recommendation to Include Financial Statements in Annual Report.   The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.     Meetings with Management and the Independent Auditor.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities

8.     Meetings with Management and the Independent Auditor.

(i)    The Committee shall discuss with management and the independent auditor the type of financial information and the type of presentation of that information to generally be disclosed in the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information). The Committee’s discussion in this regard need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

(ii)   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or audit function.

9.     Related Party Transactions.   The Committee shall review all related-party transactions and potential conflict of interest situations involving amounts in excess of $120,000 on an ongoing basis and all such transactions must be approved by the Committee. Related party transactions include transactions between the Company and any of the Company’s directors or executive officers, any nominee for election as a director, any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, and any member of the immediate family of any of the foregoing persons. Related party and conflict of interest transactions must be on terms at least as favorable to the Company as could be obtained through arm’s length negotiations with unaffiliated third parties. In making such determinations, the Committee shall consider, where practicable, some or all of the following factors: competitive bids, industry or market comparables, informal comparisons to similar transactions of other publicly and privately held companies similar to the Company, and similar transactions entered into by the Company through arm’s length negotiations with unaffiliated third parties.

10.   Legal Matters.   The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

11.   Foreign Subsidiaries and Affiliated Entities.   The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors, if any, that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

12.   Risk Assessment and Management.   The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

13.   Hiring Policies Regarding Independent Auditor.   The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

14.   Whistleblower Procedures.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

15.   Proxy Statement Report.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

16.   Reporting to the Board.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

17.   Evaluations.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

18.   Charter Review.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

EXHIBIT C

Rule 10A-3(b). Required Standards.

(1)          Independence.

(i)    Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent….

(ii)   Independence requirements for non-investment company issuers. In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A)  Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B)   Be an affiliated person of the issuer or any subsidiary thereof.

EXHIBIT D

Sec. 121. Independent Directors and Audit Committee.

(A)  Independent Directors. Each listed company must have a sufficient number of independent directors on its Board of Directors (1) such that at least a majority of such directors are independent directors…and (2) to satisfy the audit committee requirement set forth below. “Independent director” means a person other than an officer or employee of the company or any parent or subsidiary. No director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment…. The following is a non-exclusive list of persons who shall not be considered independent:

(a)    a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim Chairman or CEO;

(b)   a director who accepts or has an immediate family member who accepts any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(1)   compensation for board service,

(2)   payments arising solely from investments in the company’s securities,

(3)   compensation paid to an immediate family member who is a non-executive employee of the company or of a parent or subsidiary of the company,

(4)   compensation received for former service as an interim Chairman or CEO,

(5)   benefits under a tax-qualified retirement plan,

(6)   non-discretionary compensation,

(7)   loans permitted under Section 13(k) of the Exchange Act

(8)   loans from a financial institution provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavorable factors, and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404, or

(9)   payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (i) made in the ordinary course of business, (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public , and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404.

(c)    a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the company or any parent or subsidiary of the company as an executive officer;

(d)   a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)    a director of the listed company who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company’s executive officers serve on that entity’s compensation committee;

(f)    a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years;

(g)    in the case of an investment company, in lieu of paragraphs (a) through (f), a director who is an “interested person” of the company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

GEOPETRO RESOURCES COMPANY
One Maritime Plaza, Suite 700
San Francisco, CA 94111

*** PROXY ***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
GEOPETRO RESOURCES COMPANY

The undersigned hereby appoints Stuart J. Doshi and J. Chris Steinhauser, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of GeoPetro Resources Company, to be held at Le Meridien San Francisco, Mercantile Room, 333 Battery Street, San Francisco, California, 94111 on June 14, 2007 at 10:30 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before the meeting, adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, OR UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

IMPORTANT – PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

DETACH PROXY CARD HERE

The Board of Directors recommends a vote FOR all nominees for director and FOR Proposal 2.

1.	Election of Directors

   ☐ FOR all nominees listed below (except as indicated to the contrary below)

   ☐ WITHHOLD AUTHORITY to vote all nominees listed below

Stuart J. Doshi, David V. Creel, J. Chris Steinhauser, Kevin M. Delehanty, Thomas D. Cunningham, David G. Anderson and Nick DeMare (INSTRUCTIONS: to withhold authority to vote for any individual nominee, print that nominee’s name in the space provided below.)

2.	Ratification of the appointment of Hein & Associates, LLP as GeoPetro’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy confers discretionary authority to vote on any other matters as may properly come before the meeting and any postponement and adjournment thereof, and to cumulate votes if there is cumulative voting for directors at the meeting for any or all of the nominees for election of directors for which authority to vote has not been withheld.  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement (with all enclosures and attachments) dated April 30, 2007.

☐            I/we plan to attend the 2007 Annual Meeting of Shareholders.

Please date and sign this proxy exactly as your name appears on your share certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2007
Please print or type your name here

Signature

Signature if held jointly

Please mark, sign, date and return this proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below: